     As filed with the Securities and Exchange Commission on July 5, 2000
                                                 Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           NEXELL THERAPEUTICS INC.
            (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                       06-1192468
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                    Identification Number)

                                   9 Parker
                           Irvine, California 92618
         (Address of Principal Executive Offices, including Zip Code)

                           NEXELL THERAPEUTICS INC.
              1997 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN

                           (Full Title of the Plan)


                           WILLIAM A. ALBRIGHT, JR.
    SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                           NEXELL THERAPEUTICS INC.
                                   9 PARKER
                           IRVINE, CALIFORNIA 92618
                    (Name and Address of Agent For Service)

                                (949) 470-6485
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:

                              THOMAS S. LOO, ESQ.
                                BRYAN CAVE LLP
                            120 BROADWAY, SUITE 300
                          SANTA MONICA, CA 90401-2305
                                (310) 576-2100

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                                       1

                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF SECURITIES           AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING        AMOUNT OF
      TO BE REGISTERED            REGISTERED (1)      PER SHARE (2)         PRICE (2)        REGISTRATION FEE
common stock, par value $.001
per share ("Common Stock") (3)        562,500            $16.44            $9,247,500              $2,442

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization. The number of shares set forth herein reflects the Registrant's one-for-four reverse stock split of its Common Stock effected on June 15, 2000.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) These shares are offered under the Registrant's 1997 Incentive and Non-Incentive Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 562,500 shares subject to options that have not yet been granted is calculated based upon the average of the high and low selling prices per share of the Common Stock on June 29, 2000, as reported on the Nasdaq National Market, which was $16.44 per share.

================================================================================

                         INCORPORATION OF CONTENTS OF
                      REGISTRATION STATEMENT BY REFERENCE


     Nexell Therapeutics Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-33910) with the Securities and Exchange Commission (the "Commission") on April 3, 2000 covering, among other matters, the registration of 750,000 shares authorized for issuance under the Registrant's 1997 Incentive and Non-Incentive Stock Option Plan (the "1997 Plan"). An amendment to the 1997 Plan to increase the number of shares authorized under the 1997 Plan by 562,500 shares was authorized by the Registrant's Board of Directors and was approved by the stockholders on June 14, 2000. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 562,500 shares authorized under the 1997 Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference. All share figures above reflect the Registrant's one-for-four reverse stock split of its Common Stock effected on June 15, 2000.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

     See Index to Exhibits.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 5th day of July, 2000.

                                       NEXELL THERAPEUTICS INC.


                                       By:   /s/ William A. Albright, Jr.
                                           -------------------------------------
                                             William A. Albright, Jr.
                                             Senior Vice President, Chief
                                             Financial Officer, Treasurer and
                                             Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 5th day of July, 2000, by the following persons in the capacities indicated.

          Signature                                    Title
          ---------                                    -----

/s/ *                              Chairman of the Board and Chief Executive
------------------------------
Richard L. Dunning                 Officer (Principal Executive Officer)


/s/ *                              Director, President and Chief Operating
------------------------------
L. William McIntosh                Officer


/s/ William A. Albright, Jr.       Senior Vice President, Chief Financial
------------------------------
William A. Albright, Jr.           Officer, Treasurer and Secretary (Principal
                                   Financial and Accounting Officer)


/s/ *                              Director
------------------------------
Donald G. Drapkin


/s/ *                              Director
------------------------------
Victor W. Schmitt


/s/ *                              Director
------------------------------
Eric A. Rose, M.D.


/s/ *                              Director
------------------------------
Richard L. Casey


/s/ *                              Director
------------------------------
Joseph A. Mollica


*                                  Director
------------------------------
C. Richard Piazza

*By:  /s/ William A. Albright, Jr.
    ------------------------------
      William A. Albright, Jr.
         (Attorney-in-fact)

                               INDEX TO EXHIBITS

Exhibit
Number    Description                                       Method of Filing
------    -----------                                       ----------------

4.1       The Registrant's Amended and Restated             Filed herewith
          Certificate of Incorporation dated July 10,       electronically
          1990, as amended to date.

4.3       The Registrant's 1997 Incentive and Non-          Filed herewith
          Incentive Stock Option Plan, as amended           electronically
          to date.

5.1       Opinion of Bryan Cave LLP.                        Filed herewith
                                                            electronically

23.1      Consent of KPMG LLP.                              Filed herewith
                                                            electronically

23.2      Consent of Bryan Cave LLP (included in
          Exhibit 5.1).

24.1 Power of Attorney, incorporated herein by reference to Exhibit 24.1 of the Registrant's
          Registration Statement on Form S-8
          (Registration No. 333-33910) filed with the Commission on April 3, 2000.